SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 8, 2003

LENDINGTREE, INC.

(Exact name of registrant as specified in charter)

Delaware	000-29215	25-1795344

(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

11115 Rushmore Drive, Charlotte, North Carolina	28277

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 541-5351

Item 9. Regulation FD Disclosure.

     On August 8, 2003, LendingTree, Inc. (the “Company”) held a special meeting of stockholders at which the stockholders approved its merger transaction with Forest Merger Corp., a wholly-owned subsidiary of InterActiveCorp (f/k/a USA Interactive), pursuant to the Agreement and Plan of Merger, dated May 5, 2003 by and among the Company, Forest Merger Corp. and InterActiveCorp, and approved a related amendment to the Company’s charter, in every case as described in the Proxy Statement/Prospectus, dated July 10, 2003, and mailed to the Company’s stockholders on or about July 11, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENDINGTREE, INC.

Date: August 8, 2003	By:	/s/ Douglas R. Lebda

Name: Douglas R. Lebda Title: Chief Executive Officer